UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2022

WHEELS UP EXPERIENCE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39541	95-1557048
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 West 26th Street, Suite 900
New York, New York	10001
(Address of principal executive offices)	(Zip Code)

(212) 257-5252

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	UP	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	UP WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2022, the Company and Eric Jacobs, the Company’s Chief Financial Officer and Principal Accounting Officer, announced Mr. Jacobs’ departure from the Company effective as of May 18, 2022. Mr. Jacobs and the Company have agreed that Mr. Jacobs will act as an advisor to the Company for a period of 12 months.

Mr. Jacobs has entered into a Separation and Release Agreement dated as of May 11, 2022 (the “Separation Agreement”). In recognition of Mr. Jacobs’ service to the Company and in consideration of his execution of a general release of claims, Mr. Jacobs will be entitled to the following under the terms of the Separation Agreement: (1) a lump sum cash payment of $495,000, less applicable deductions required by law, (2) an annual bonus with a target of 100% of annual base salary for fiscal year 2022, to be paid in a lump sum at the same time and in the same manner as regular annual bonuses are distributed in accordance with Company policy, (3) 55 hours of flight time on Company aircraft, plus such additional flight hours to be granted in connection with Mr. Jacobs’ service as an advisor to the Company and (4) the accelerated vesting of 316,519 shares of the Company’s Class A Common Stock, $0.0001 par value per share (the “Common Stock”) underlying unvested restricted interests and 136,245 shares of Common Stock underlying unvested restricted stock units currently held by Mr. Jacobs.

Eric Cabezas, age 37, the Company’s Senior Vice President of Finance, will serve as interim Chief Financial Officer and principal accounting officer effective as of Mr. Jacobs’ departure. The Company has engaged Russell Reynolds Associates to conduct an external search for a permanent replacement for Mr. Jacobs. Mr. Cabezas has served as Wheels Up’s Senior Vice President of Finance since February 2019. As Senior Vice President of Finance, Mr. Cabezas oversaw the Strategic Finance and Financial Planning & Analysis functions and played an integral role in Corporate Development and Investor Relations. From 2017 to 2019, Mr. Cabezas served as Director of Finance at Zeta Global where he oversaw Corporate and Commercial Finance. Mr. Cabezas holds a Bachelor of Science degree from Boston College and an MBA from Columbia Business School.

In connection with his appointment as interim Chief Financial Officer, Mr. Cabezas will be paid a base salary of $325,000 per year and the Company will recommend to the Compensation Committee of the Board of Directors of the Company that Mr. Cabezas be granted a one-time equity award of 50,000 restricted stock units under the Company’s 2021 Long-Term-Incentive Plan.

There are no family relationships between Mr. Cabezas and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no transactions in which Mr. Cabezas has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The preceding description of the Separation Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Separation Agreement, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit Number	Description
10.1	Separation and Release Agreement, dated May 11, 2022, by and between Eric Jacobs and Wheels Up Partners LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELS UP EXPERIENCE INC.

Date: May 12, 2022	By:	/s/ Kenneth Dichter
		Name:	Kenneth Dichter
		Title:	Chief Executive Officer